Exhibit 99.1

Global Payment Technologies Announces Fiscal 2003 Third Quarter
Results

    HAUPPAUGE, N. Y.--(BUSINESS WIRE)--Aug. 5, 2003--Global Payment Technologies, Inc. (NASDAQ Symbol: GPTX) ("GPT"), a leading manufacturer and innovator of currency acceptance systems used in the worldwide gaming, beverage, and vending industries, today announced its fiscal 2003 third quarter results.


                   Summary of Financial Highlights
           (Dollar amounts in 000s, except per share data)
----------------------------------------------------------------------
                    Three Months Ended 6/30    Nine Months Ended 6/30
----------------------------------------------------------------------
                     2003    2002   Change      2003    2002   Change
----------------------------------------------------------------------
Net Sales           $7,348  $6,503    13%     $20,380  $23,201  (12%)
----------------------------------------------------------------------
Net Income                         (greater                   (greater
                                     than                       than
                     ($627)   $159   100%)    ($1,825)   $403   100%)
----------------------------------------------------------------------
Net Income Per
 Share
    Basic           ($0.11)  $0.03  ($0.14)    ($0.33)  $0.07  ($0.40)
    Diluted         ($0.11)  $0.03  ($0.14)    ($0.33)  $0.07  ($0.40)
----------------------------------------------------------------------


    Thomas McNeill, GPT Vice-President and CFO, stated, "While we are pleased with the revenue growth this quarter, the loss of $627,000 as compared to net income of $159,000 in the prior year quarter is disappointing. The reduction in net income is the result of gross profit margins that have decreased from 29.1% in the prior year quarter to 16.2% in the current quarter. Higher purchasing costs, less efficient manufacturing operations relating to the new Aurora vending product and product mix are the primary reasons for the decline in gross profit margins. In addition income from unconsolidated affiliate activities decreased $458,000 due to a $230,000 reduction in the income recognition of the Company's previously deferred share of the gross profit on sales to its affiliates that have since been recognized, $135,000 lower income performance at our Australian affiliates and $108,000 of income from the sale of the Company's China affiliate in the year ago quarter."
    Mr. McNeill continued, "On a positive note, there were a number of achievements in this quarter. For the three consecutive quarters ended June 30, 2003, GPT had sequential revenue growth, as well as a 13% increase in third quarter revenue over the prior year period. The Aurora vending product continues to perform well in the field and represented 24% of total sales this quarter, culminating in two solid quarters of sales since the first shipments in January 2003. The Company's biggest challenge is to improve margins. While we expect significant improvements from cost reductions to be achieved after the end of our fiscal year (September 2003), we have already benefited from interim initiatives that improved margins slightly from 15.9% in the March quarter to 16.2% this quarter. We have reduced our pre-tax loss from $1,396,000 in the March 2003 quarter to $989,000 this quarter. Also, the Company has substantially improved its balance sheet this quarter with the reduction of its bank debt by $2.3 million. The Company used its $1.9 million in proceeds from the sale of its majority interest in the South African affiliate to pay down this debt. In addition, the Company reduced its accounts payable and accrued expenses by $1.6 million and reduced its inventory by $1.1 million to $4.0 million. We believe further reduction in inventory levels is attainable. Finally, the Company is in compliance with all its financial covenants and received a waiver for two non-financial covenants, which were out of our control. Our goal is to return to profitability in the near term by cultivating sales, lowering our breakeven point and efficiently deploying our assets."
    Thomas Oliveri, GPT's President and COO, said, "All of us at GPT have a lot of work ahead of us. We remain focused on improving the financial performance of the Company by maximizing customer satisfaction through what we believe to be the best customer service in the industry, as well as improving product quality and by creating an efficient corporate structure, which can adapt quickly to a constantly changing global marketplace. Finally, as a result of the success of the Aurora vending product over the last two quarters, we have increased our customer base and have forged a new and significant relationship which will be the subject of a separate press release in the near future."
    Global Payment Technologies, Inc. is a United States-based designer, manufacturer, and marketer of automated currency acceptance and validation systems used to receive and authenticate currencies in a variety of payment applications worldwide. GPT's proprietary and patented technologies are among the most advanced in the industry. Please visit the GPT web site for more information at http://www.gpt.com.

    Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: GPT's dependence on the paper currency validator market and its potential vulnerability to technological obsolescence; the risks that its current and future products may contain errors or defects that would be difficult and costly to detect and correct; possible risks of product inventory obsolescence; expectations as to the market for slot machines in South Africa; regulatory approval; potential manufacturing difficulties; potential shortages of key parts and/or raw materials; potential difficulties in managing growth; dependence on a limited base of customers for a significant portion of sales; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in GPT's Securities and Exchange Commission filings.



                   GLOBAL PAYMENT TECHNOLOGIES, INC.
                      CONSOLIDATED BALANCE SHEETS
                                (000s)

                                                    unaudited audited
                                                     6/30/03  9/30/02
                                                    --------- --------
       ASSETS
       ------
CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                           $1,612   $1,604
  ACCOUNTS RECEIVABLE, net                             7,258    6,539
  INVENTORY, net                                       4,008    5,301
  PREPAID EXPENSES                                       151      177
  INCOME TAXES RECEIVABLE                                175      863
  DEFERRED INCOME TAXES - CURRENT                          -      836
                                                    --------- --------

     TOTAL CURRENT ASSETS                             13,204   15,320

PROPERTY AND EQUIPMENT, net                            2,840    3,115
INVESTMENTS IN UNCONSOLIDATED AFFILIATES               1,417    2,426
CAPITALIZED SOFTWARE COSTS                             2,291    2,678
DEFERRED INCOME TAXES - NON CURRENT                    1,719        -
INTANGIBLE ASSETS                                        344      405
OTHER ASSETS                                              81       86
                                                    --------- --------

     TOTAL ASSETS                                    $21,896  $24,030
                                                    ========= ========


       LIABILITIES AND SHAREHOLDERS'EQUITY
       -----------------------------------
CURRENT LIABILITIES:
  ACCOUNTS PAYABLE                                    $2,912   $2,061
  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES       1,416    1,431
  BANK LOAN PAYABLE- CURRENT                           1,094    3,512
                                                    --------- --------

     TOTAL CURRENT LIABILITIES                         5,422    7,004
                                                    --------- --------

  BANK LOAN PAYABLE- LONG TERM                         1,000        -

                                                    --------- --------
     TOTAL LIABILITIES                                 6,422    7,004
                                                    --------- --------

SHAREHOLDERS' EQUITY:
 COMMON STOCK                                             58       58
 ADDITIONAL PAID-IN CAPITAL                            9,843    9,761
 RETAINED EARNINGS                                     6,825    8,650
 ACCUMULATED OTHER COMPREHENSIVE INCOME                  247       56
                                                    --------- --------
                                                      16,973   18,525
LESS: TREASURY STOCK                                  (1,499)  (1,499)
                                                    --------- --------

TOTAL SHAREHOLDERS' EQUITY                            15,474   17,026
                                                    --------- --------

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $21,896  $24,030
                                                    ========= ========




                   GLOBAL PAYMENT TECHNOLOGIES, INC.
                    CONSOLIDATED INCOME STATEMENTS
               (IN OOOs EXCEPT SHARE AND PER SHARE DATA)


                                (unaudited)           (unaudited)
                            --------------------  --------------------
                             THREE MONTHS ENDED    NINE MONTHS ENDED
                                  JUNE 30,              JUNE 30,


                                2003      2002        2003      2002
                            --------------------  --------------------

NET SALES                      $7,348    $6,503     $20,380   $23,201

GROSS PROFIT                    1,189     1,895       3,702     6,389

OPERATING EXPENSES              2,166     2,175       6,843     6,492

LOSS FROM OPERATIONS             (977)     (280)     (3,141)     (103)

OTHER INCOME (EXPENSE):
 EQUITY IN INCOME OF
  UNCONSOLIDATED AFFILIATES
  (1) (2)                          45       395         387       631
 GAIN ON SALE OF INVESTMENT
  IN UNCONSOLIDATED
  AFFILIATE                         -       108           -       108
 INTEREST EXPENSE, NET            (57)      (64)       (212)     (207)
                            --------------------  --------------------
TOTAL OTHER INCOME                (12)      439         175       532
                            --------------------  --------------------

(LOSS) INCOME BEFORE
 (BENEFIT) PROVISION FOR
 INCOME TAXES                    (989)      159      (2,966)      429

(BENEFIT) PROVISION FOR
 INCOME TAXES                    (362)        -      (1,141)       26
                            --------------------  --------------------

NET (LOSS) INCOME                (627)      159      (1,825)      403
                            ====================  ====================

PER SHARE INFORMATION:
   BASIC                       ($0.11)    $0.03      ($0.33)    $0.07
                            ====================  ====================
   DILUTED (3)                 ($0.11)    $0.03      ($0.33)    $0.07
                            ====================  ====================

COMMON SHARES USED IN
 COMPUTING
PER SHARE AMOUNTS:
   BASIC                    5,549,491 5,529,794   5,543,161 5,528,516
                            ====================  ====================
   DILUTED (3)              5,549,491 5,885,855   5,543,161 5,748,503
                            ====================  ====================


(1) FOR THE THREE MONTHS ENDED JUNE 30, 2003 AND 2002, INCLUDES $20,000 AND $250,000 RESPECTIVELY, WHICH REPRESENTS THE RECOGNITION OF GPT'S SHARE OF THE GROSS PROFIT ON INTERCOMPANY SALES THAT HAVE BEEN RECOGNIZED BY GPT'S AFFILIATES. FOR THE NINE MONTHS ENDED JUNE 30, 2003 AND 2002, INCLUDES $185,000 AND $350,000, RESPECTIVELY, RELATED TO THE ABOVE MENTIONED RECOGNIZED GROSS PROFIT.

(2) EXCLUSIVE OF FOOTNOTE (1), EQUITY IN INCOME OF UNCONSOLIDATED AFFILIATES WAS $25,000 AND $145,000 FOR THE THREE MONTHS ENDED JUNE 30, 2003 AND 2002, RESPECTIVELY, AND FOR THE NINE MONTHS ENDED JUNE 30, 2003 AND 2002 WAS $202,000 AND $281,000, RESPECTIVELY.

(3) FOR THE THREE-MONTHS AND NINE-MONTHS ENDED JUNE 30, 2003, THE
WEIGHTED AVERAGE SHARES OUTSTANDING USED IN THE CALCULATION OF NET LOSS PER COMMON SHARE DID NOT INCLUDE POTENTIAL SHARES OUTSTANDING BECAUSE THEY WERE ANTI-DILUTIVE.

    CONTACT: Global Payment Technologies, Inc.
             Thomas McNeill, 631-231-1177 ext. 273
              or
             Hayden Communications, Inc.
             Matthew Hayden, 843-272-4653